Exhibit 4(b)-12

PPL ELECTRIC UTILITIES CORPORATION
(formerly PP&L, Inc. and Pennsylvania Power & Light Company)

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly Bankers Trust Company,
successor to Morgan Guaranty Trust Company of New York,
formerly Guaranty Trust Company of New York)

As Trustee under PPL Electric Utilities Corporation’s
Mortgage and Deed of Trust,
Dated as of October 1, 1945

_____________________________

Seventy-fourth Supplemental Indenture

Providing among other things for

Amendments to Mortgage

_____________________________

Dated as of June 1, 2005

Seventy-fourth Supplemental Indenture

SEVENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the 1st  day of June, 2005 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION (formerly PP&L, Inc. and Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly Bankers Trust Company), a corporation of the State of New York, whose address is 60 Wall Street, New York, New York 10005 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Seventy-fourth Supplemental Indenture) being supplemental thereto.

WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Seventy-fourth Supplemental Indenture is to be recorded; and

WHEREAS, by amendment to its Articles of Incorporation filed in the Office of the Secretary of State of Pennsylvania on September 12, 1997, the Company changed its name to PP&L, Inc.; and

WHEREAS, by an amendment to its Articles of Incorporation filed with the Office of the Secretary of State of Pennsylvania on February 14, 2001, the Company changed its name to PPL Electric Utilities Corporation; and

WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, by an amendment to its Articles of Incorporation filed in the office of the Secretary of State of New York, effective April 15, 2002, the Trustee changed its name to Deutsche Bank Trust Company Americas; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered as supplements to the Mortgage, the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	December 1, 1948
Third Supplemental Indenture	February 1, 1950
Fourth Supplemental Indenture	March 1, 1953
Fifth Supplemental Indenture	August 1, 1955
Sixth Supplemental Indenture	December 1, 1961
Seventh Supplemental Indenture	March 1, 1964
Eighth Supplemental Indenture	June 1, 1966
Ninth Supplemental Indenture	November 1, 1967
Tenth Supplemental Indenture	December 1, 1967
Eleventh Supplemental Indenture	January 1, 1969
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	March 1, 1970
Fourteenth Supplemental Indenture	February 1, 1971
Fifteenth Supplemental Indenture	February 1, 1972
Sixteenth Supplemental Indenture	January 1, 1973
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	April 1, 1974
Nineteenth Supplemental Indenture	October 1, 1974
Twentieth Supplemental Indenture	May 1, 1975
Twenty-first Supplemental Indenture	November 1, 1975
Twenty-second Supplemental Indenture	December 1, 1976
Twenty-third Supplemental Indenture	December 1, 1977
Twenty-fourth Supplemental Indenture	April 1, 1979
Twenty-fifth Supplemental Indenture	April 1, 1980
Twenty-sixth Supplemental Indenture	June 1, 1980
Twenty-seventh Supplemental Indenture	June 1, 1980
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	February 1, 1981
Thirtieth Supplemental Indenture	February 1, 1981
Thirty-first Supplemental Indenture	September 1, 1981
Thirty-second Supplemental Indenture	April 1, 1982
Thirty-third Supplemental Indenture	August 1, 1982
Thirty-fourth Supplemental Indenture	October 1, 1982
Thirty-fifth Supplemental Indenture	November 1, 1982
Thirty-sixth Supplemental Indenture	February 1, 1983
Thirty-seventh Supplemental Indenture	November 1, 1983
Thirty-eighth Supplemental Indenture	March 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1984
Fortieth Supplemental Indenture	August 15, 1984
Forty-first Supplemental Indenture	December 1, 1984
Forty-second Supplemental Indenture	June 15, 1985
Forty-third Supplemental Indenture	October 1, 1985
Forty-fourth Supplemental Indenture	January 1, 1986
Forty-fifth Supplemental Indenture	February 1, 1986
Forty-sixth Supplemental Indenture	April 1, 1986
Forty-seventh Supplemental Indenture	October 1, 1986
Forty-eighth Supplemental Indenture	March 1, 1988
Forty-ninth Supplemental Indenture	June 1, 1988
Fiftieth Supplemental Indenture	January 1, 1989
Fifty-first Supplemental Indenture	October 1, 1989
Fifty-second Supplemental Indenture	July 1, 1991
Fifty-third Supplemental Indenture	May 1, 1992
Fifty-fourth Supplemental Indenture	November 1, 1992
Fifty-fifth Supplemental Indenture	February 1, 1993
Fifty-sixth Supplemental Indenture	April 1, 1993
Fifty-seventh Supplemental Indenture	June 1, 1993
Fifty-eighth Supplemental Indenture	October 1, 1993
Fifty-ninth Supplemental Indenture	February 15, 1994
Sixtieth Supplemental Indenture	March 1, 1994
Sixty-first Supplemental Indenture	March 15, 1994
Sixty-second Supplemental Indenture	September 1, 1994
Sixty-third Supplemental Indenture	October 1, 1994
Sixty-fourth Supplemental Indenture	August 1, 1995
Sixty-fifth Supplemental Indenture	April 1, 1997
Sixty-sixth Supplemental Indenture	May 1, 1998
Sixty-seventh Supplemental Indenture	June 1, 1999
Sixty-eighth Supplemental Indenture
Sixty-ninth Supplemental Indenture
Seventieth Supplemental Indenture
Seventy-first Supplemental Indenture
Seventy-second Supplemental Indenture
Seventy-third Supplemental Indenture
August 1, 2001 January 1, 2002 February 1, 2003 May 1, 2003 February 1, 2005 May 1, 2005

which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were or are to be so filed; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding

3% Series due 1975	$93,000,000	None
2-3/4% Series due 1977	20,000,000	None
3-1/4% Series due 1978	10,000,000	None
2-3/4% Series due 1980	37,000,000	None
3-1/2% Series due 1983	25,000,000	None
3-3/8% Series due 1985	25,000,000	None
4-5/8% Series due 1991	30,000,000	None
4-5/8% Series due 1994	30,000,000	None
5-5/8% Series due 1996	30,000,000	None
6-3/4% Series due 1997	30,000,000	None
6-1/2% Series due 1972	15,000,000	None
7% Series due 1999	40,000,000	None
8-1/8% Series due June 1, 1999	40,000,000	None
9% Series due 2000	50,000,000	None
7-1/4% Series due 2001	60,000,000	None
7-5/8% Series due 2002	75,000,000	None
7-1/2% Series due 2003	80,000,000	None
Pollution Control Series A	28,000,000	None
9-1/4% Series due 2004	80,000,000	None
10-1/8% Series due 1982	100,000,000	None
9-3/4% Series due 2005	125,000,000	None
9-3/4% Series due November 1, 2005	100,000,000	None
8-1/4% Series due 2006	150,000,000	None
8-1/2% Series due 2007	100,000,000	None
9-7/8% Series due 1983-1985	100,000,000	None
15-5/8% Series due 2010	100,000,000	None
11-3/4% Series due 1984	30,000,000	None
Pollution Control Series B	70,000,000	None
Pollution Control Series C	20,000,000	None
14% Series due December 1, 1990	125,000,000	None
15% Series due 1984-1986	50,000,000	None
14-3/4% Series A due 1986	30,000,000	None
14-3/4% Series B due 1986	20,000,000	None
16-1/2% Series due 1987-1991	52,000,000	None
16-1/8% Series due 1992	100,000,000	None
16-1/2% Series due 1986-1990	92,500,000	None
13-1/4% Series due 2012	100,000,000	None
Pollution Control Series D	70,000,000	None
12-1/8% Series due 1989-1993	50,000,000	None
13-1/8% Series due 2013	125,000,000	None
Pollution Control Series E	37,750,000	None
13-1/2% Series due 1994	125,000,000	None
Pollution Control Series F	115,500,000	None
12-3/4% Series due 2014	125,000,000	None
Pollution Control Series G	55,000,000	None
12% Series due 2015	125,000,000	None
10-7/8% Series due 2016	125,000,000	None
9-5/8% Series due 1996	125,000,000	None
9% Series due 2016	125,000,000	None
9-1/2% Series due 2016	125,000,000	None
9-1/4% Series due 1998	125,000,000	None
9-5/8% Series due 1998	125,000,000	None
10% Series due 2019	125,000,000	None
9-1/4% Series due 2019	250,000,000	None
9-3/8% Series due 2021	150,000,000	None
7-3/4% Series due 2002	150,000,000	None
8-1/2% Series due 2022	150,000,000	None
Pollution Control Series H	90,000,000	None
6-7/8% Series due 2003	100,000,000	None
7-7/8% Series due 2023	200,000,000	None
5-1/2% Series due 1998	150,000,000	None
6-1/2% Series due 2005	125,000,000	None
6% Series due 2000	125,000,000	None
6-3/4% Series due 2023	150,000,000	None
Pollution Control Series I	53,250,000	None
6.55% Series due 2006	150,000,000	146,000,000
7.30% Series due 2024	150,000,000	None
6-7/8% Series due 2004	150,000,000	None
7-3/8% Series due 2014	100,000,000	10,290,000
Pollution Control Series J	115,500,000	None
7.70% Series due 2009	200,000,000	325,000
Pollution Control Series K	55,000,000	None
Short-Term Series A	800,000,000	None
6 1/8% REset Put Securities Series due 2006	200,000,000	None
Short-Term Series B	600,000,000	None
5-7/8% Series due August 15, 2007	300,000,000	254,866,000
6-1/4% Series due August 15, 2009	500,000,000	485,785,000
3.125% Pollution Control Series due 2008	90,000,000	90,000,000
4.30% Collateral Series due 2013	100,000,000	100,000,000
4.70% Pollution Control Series due 2029	115,500,000	115,500,000
4.75% Pollution Control Series due 2027	108,250,000	108,250,000

which bonds are also sometimes called bonds of the First through Eighty-first Series, respectively; and

WHEREAS, in Section 2 of the Seventy-third Supplemental Indenture, Section 2 of the Seventy-second Supplemental Indenture, Section 2 of the Seventy-first Supplemental Indenture, Section 2 of the Seventieth Supplemental Indenture, Section 3 of the Sixty-eighth Supplemental Indenture, Section 3 of the Sixty-fourth Supplemental Indenture, Section 4 of the Sixty-third Supplemental Indenture, Section 3 of the Sixty-second Supplemental Indenture, Section 4 of the Sixty-first Supplemental Indenture, and Section 3 of the Fifty-ninth Supplemental Indenture, the Company has reserved the right to make such amendments to the Mortgage, as supplemented, as shall be necessary to delete subsection (I) of Section 39 of the Mortgage, and in such sections each holder of bonds now outstanding has consented to such deletion without any other or further action by any holder of such bonds.

The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

ARTICLE I.

Amendments

SECTION 1.  Deletion of Maintenance and Replacement Fund Covenant. Pursuant to the rights reserved in the Supplemental Indentures referenced in the last recital above (pursuant to which all of the currently outstanding First Mortgage Bonds were issued), the Company hereby amends the Mortgage to delete subsection (I) of Section 39 of the Mortgage.

ARTICLE II.

Miscellaneous Provisions

SECTION 2.  The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventy-fourth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 3.  Whenever in this Seventy-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.  The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventy-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through Seventy-third Supplemental Indentures, shall apply to and form part of this Seventy-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventy-fourth Supplemental Indenture.

SECTION 5.  Nothing in this Seventy-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Seventy-fourth Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

SECTION 6.  This Seventy-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

PPL ELECTRIC UTILITIES CORPORATION does hereby constitute and appoint JAMES E. ABEL, Treasurer of PPL ELECTRIC UTILITIES CORPORATION, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Seventy-fourth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and DEUTSCHE BANK TRUST COMPANY AMERICAS does hereby constitute and appoint Susan Johnson, a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Seventy-fourth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

IN WITNESS WHEREOF, PPL ELECTRIC UTILITIES CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Principals, Vice Presidents, Trust Officers or Associates, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Trust Officers or Associates, in The City of New York, as of the day and year first above written.

PPL ELECTRIC UTILITIES CORPORATION

By:
Name:  James E. Abel
Title:  Treasurer
Attest:

Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:  Susan Johnson
Title:    Vice President
Attest:

Rodney Gaughan
Assistant Vice President

COMMONWEALTH OF PENNSYLVANIA	)
) ss.:
COUNTY OF LEHIGH	)
On this ____ day of June, 2005, before me, a notary public, the undersigned officer, personally appeared JAMES E. ABEL, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On this ____ day of June, 2005, before me, a notary public, the undersigned officer, personally appeared SUSAN JOHNSON, who acknowledged herself to be a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation and that she, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

Deutsche Bank Trust Company Americas hereby certifies that its precise name and address as Trustee hereunder are:

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:  Susan Johnson
Title:    Vice President